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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                       Securities and Exchange Commission

                             Washington, D. C. 20549

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 15, 2002



                               Exide Technologies
               (Exact name of registrant as specified in charter)



         Delaware                  1-11263                   23-0552730
(State of Incorporation)   (Commission File Number)         (IRS Employer
                                                          Identification No.)

                               210 Carnegie Center
                                    Suite 500
                           Princeton, New Jersey 08040
                     (Address of principal executive office)

               Registrant's telephone number, including area code:
                                 (609) 627-7200

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.   Bankruptcy or Receivership.

     On April 15, 2002, Exide Technologies (the "Company"), together with its three principal U.S. subsidiaries (Exide Delaware, LLC; Exide Illinois, Inc; and RBD Liquidation, LLC; formerly Royal Battery Distributors, LLC) filed a petition for reorganization under Chapter 11 of the U. S. Bankruptcy Code, Case No. 02 - 11125 (subsidiary cases, respectively, are 02-11127; 02-11128 and 02-11126) in the U. S. Bankruptcy Court for the District of Delaware, located in Wilmington, Delaware. Only the Company's U.S. businesses are included in the filings. None of the Company's non-U.S. businesses are affected by the filings, and all such businesses continue to operate and make payments in the normal course. Domestically, the Company is continuing to operate its business and manage its properties and assets as a debtor-in-possession under the Bankruptcy Code. No trustee, examiner or committee has been appointed in the Company's Chapter 11 case. Subject to approval by the Bankruptcy Court, the Company has arranged for $415 million in new financing, including $250 million in debtor-in-possession financing and $165 million for its non-U.S. subsidiaries.

     Copies of all pleadings and documents filed from time to time in proceedings before the Bankruptcy Court will be available at the Bankruptcy Court's internet website: www.deb.uscourts.gov. The Company is not incorporating
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such documents or pleadings by reference into any of its Securities and Exchange
Commission ("SEC") filings, and none of such documents and pleadings are to be considered "filed" by the Company with the SEC.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

         99.1 Press Release, dated April 15, 2002.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 EXIDE CORPORATION

                                                 By:  /s/ JOHN R. VAN ZILE
                                                      --------------------------
                                                 John R. Van Zile
                                                 Executive Vice President,
                                                 General Counsel and Secretary
Date:  April 15, 2002

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